Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-227671 on Form S-8 of One Stop Systems, Inc. of our report dated November 7, 2018, with respect to our audits of the financial statements of Concept Development, Inc. as of December 31, 2017 and 2016, and for each of the years then ended, which report appears in the amended Form 8-K of One Stop Systems, Inc.

/s/ HASKELL & WHITE LLP

HASKELL & WHITE LLP

Irvine, California

November 7, 2018